List of Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
NexPoint Real Estate Finance Operating Partnership, L.P.	Delaware
NexPoint Buffalo Pointe Holdings, LLC	Delaware
NexPoint Buffalo Pointe, LLC	Delaware
Nexpoint Hughes DST	Delaware
NexPoint Hughes Leaseco, LLC	Delaware
NexPoint Hughes Manager, LLC	Delaware
NexPoint Life Sciences DST	Delaware
Nexpoint WLIF I Borrower, LLC	Delaware
Nexpoint WLIF II Borrower, LLC	Delaware
NREA Casper Holdings, LLC	Delaware
NREA Casper Investment Co, LLC	Delaware
NREA Casper Leaseco, LLC	Delaware
NREA Casper, LLC	Delaware
NREF Alexander, LLC	Delaware
NREF Briar Forest, LLC	Delaware
NREF Casper, LLC	Delaware
NREF Center Pointe, LLC	Delaware
NREF Medley, LLC	Delaware
NREF Mercado, LLC	Delaware
NREF Mezz I Borrower, LLC	Delaware
NREF MGFV, LLC	Delaware
NREF MGFVI, LLC	Delaware
NREF MM, LLC	Delaware
NREF OP I, L.P.	Delaware
NREF OP II, L.P.	Delaware
NREF OP IV, L.P.	Delaware
NREF OP I Holdco, LLC	Delaware
NREF OP II Holdco, LLC	Delaware
NREF OP I SubHoldco, LLC	Delaware
NREF OP II SubHoldco, LLC	Delaware
NREF OP IV REIT Sub, LLC	Delaware
NREF OP IV REIT Sub TRS, LLC	Delaware
NREF OP IV SubHoldco, LLC	Delaware
NREF OP IV TRS, LLC	Delaware
NREF Palisades, LLC	Delaware
NREF Ridgeview, LLC	Delaware
NREF Rosemont, LLC	Delaware
NREF SK, LLC	Delaware
NREF Sub OP GP, LLC	Delaware
NREF Tivoli North Land, LLC	Delaware
SPG Alexander JV LLC	Delaware
LHNH Alexander LLC	Delaware